EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-250029) and Form S-8 (No. 333-253276, No. 333-236730, No. 333-229849, No. 333-223354, No. 333-218135 and No. 333-213750) of The Trade Desk, Inc. of our report dated February 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 16, 2022